Exhibit 99.1

X4 Pharmaceuticals Announces Restructuring of Business Operations Designed to Drive Long-Term Value Creation
Organizational restructuring including a 50% reduction in workforce that is anticipated to result in annualized cost savings of approximately $13M
John Volpone appointed Chief Operating Officer, in addition to his current role as President
Dr. Adam Craig, Executive Chairman, to have oversight over clinical development
BOSTON, September 17, 2025 – X4 Pharmaceuticals (Nasdaq: XFOR), a company driven to improve the lives of people with rare hematology diseases, today announced a strategic restructuring designed to sharpen operational focus and align resources with the Company’s long‑term strategy to successfully complete the 4WARD Phase 3 trial in patients with moderate and severe chronic neutropenia.
As part of this initiative, X4 will reduce its workforce by 50%, a step anticipated to result in annualized cost savings of approximately $13 million.
Corporate Updates
•John Volpone has been appointed Chief Operating Officer (COO), in addition to his current role as President. In this expanded role, Mr. Volpone will oversee day‑to‑day operational management and business execution across the Company.
•Dr. Adam Craig, Executive Chairman, will oversee clinical development.
•As part of the workforce reduction, Natasha Thoren, Chief Legal & Compliance Officer; Mary DiBiase, Chief Operating Officer; and Mark Baldry, Chief Commercial Officer will be exiting the Company.
•Dr. Christophe Arbet‑Engels, MD, PhD, Chief Medical Officer, is resigning for personal reasons and will remain available to support transition activities.
“The new X4 management team has taken the first step in streamlining the organization to effectively execute and complete the 4WARD Phase 3 trial,” said Dr. Adam Craig, Executive Chairman of X4. “Over the coming weeks, we plan to continue to drive operational efficiencies, consolidate resources, and strengthen our leadership structure. With these changes, we expect to be well positioned to become a world‑class hematology company, beginning with the advancement of mavorixafor into chronic neutropenia. We remain deeply grateful to our dedicated team for their hard work and commitment during this period of transformation.”
About X4 Pharmaceuticals
X4 is delivering progress for patients by developing and commercializing innovative therapies for those with rare hematology diseases and significant unmet needs. Leveraging expertise in CXCR4, X4 has successfully developed mavorixafor, an orally available CXCR4 antagonist that is currently being marketed in the U.S. as XOLREMDI® in its first indication. The company is also evaluating additional uses of mavorixafor and is conducting a global, pivotal Phase 3 clinical trial (4WARD) in people with certain chronic neutropenic disorders. X4 is headquartered in Boston, Massachusetts. For more information, please visit www.x4pharma.com.
X4 Forward Looking Statements
This press release contains forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” or other similar terms or expressions that concern X4’s expectations, strategy, plans, or intentions. Forward-looking statements include, without limitation, implied or express statements regarding the expected cost savings from the workforce reduction, the expected results of the restructuring of business operations and future plans for the Company. Any forward-looking statements in this press release are based on management’s current expectations and beliefs. These forward-looking statements are neither promises nor guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond X4’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements, including the risks that: the workforce reduction does not result in the anticipated cost savings described herein; the results of the restructuring of business operations are not as anticipated; and other risks and uncertainties, including those described in the section entitled “Risk Factors” in X4’s most recent Annual Report on X4’s Form 10-K, as well as in other filings X4 makes with the Securities and Exchange Commission, including its quarterly report on Form 10-Q, from time to time. X4 undertakes no obligation to update the information contained in this press release to reflect new events or circumstances, except as required by law.
X4 Investor Contact:
Candice Masse
astr partners
candice.masse@astrpartners.com